                                 EXHIBIT 3.2




                                    BYLAWS

                                      OF

                      AMERICAN SHARED HOSPITAL SERVICES
                          (a California corporation)

                              TABLE OF CONTENTS

                                                                   Page
                                                                   ----
ARTICLE I - Applicability.........................................   1

    Section  1.  Applicability of Bylaws..........................   1

ARTICLE II - Offices..............................................   1

    Section  1.  Principal Offices................................   1
    Section  2.  Change in Location or
                 Number of Offices................................   1

ARTICLE III - Meetings of Shareholders............................   1

    Section  1.  Place of Meetings................................   1
    Section  2.  Annual Meetings..................................   1
    Section  3.  Special Meetings.................................   2
    Section  4.  Notice of Annual, Special
                 or Adjourned Meetings............................   2
    Section  5.  Record Date......................................   3
    Section  6.  Quorum...........................................   4
    Section  7.  Adjournment......................................   5
    Section  8.  Validation of Action Taken
                 at Defectively Called, Noticed
                 or Held Meetings.................................   5
    Section  9.  Voting for Election of Directors.................   5
    Section 10.  Proxies..........................................   6
    Section 11.  Inspectors of Election...........................   7
    Section 12.  Action by Written Consent........................   7

ARTICLE IV - Directors............................................   8

    Section  1.  Number of Directors..............................   8
    Section  2.  Election of Directors............................   8


                                                                    Page
                                                                    ----
    Section  3.  Term of Office...................................   8
    Section  4.  Vacancies........................................   9
    Section  5.  Removal..........................................   9
    Section  6.  Resignation......................................   9
    Section  7.  Fees and Compensation............................  10

ARTICLE V - Committees of the Board of Directors..................  10

    Section  1.  Designation of Committees........................  10
    Section  2.  Powers of Committees.............................  10

 ARTICLE VI - Meetings of the Board of Directors
              and Committees Thereof..............................  11

    Section  1.  Place of Meetings................................  11
    Section  2.  Organization Meeting.............................  11
    Section  3.  Other Regular Meetings...........................  11
    Section  4.  Special Meetings.................................  11
    Section  5.  Notice of Special Meetings.......................  11
    Section  6.  Waivers, Consents and Approvals..................  12
    Section  7.  Quorum; Action at Meetings;
                 Telephone Meetings...............................  12
    Section  8.  Adjournment......................................  12
    Section  9.  Action Without a Meeting.........................  12
    Section 10.  Meetings of and Action by
                 Committees.......................................  12

ARTICLE VII - Officers............................................  13

    Section  1.  Officers.........................................  13
    Section  2.  Election of Officers.............................  13
    Section  3.  Subordinate Officers, Etc. ......................  13


                                                                    Page
                                                                    ----
    Section  4.  Removal and Resignation..........................  13
    Section  5.  Vacancies........................................  14
    Section  6.  Chairman of the Board............................  14
    Section  7.  President........................................  14
    Section  8.  Vice President...................................  14
    Section  9.  Secretary........................................  14
    Section 10.  Chief Financial Officer..........................  15

ARTICLE VIII -  Records and Reports...............................  15

    Section  1.  Minute Book......................................  15
    Section  2.  Share Register...................................  15
    Section  3.  Books and Records of Account.....................  16
    Section  4.  Bylaws...........................................  16
    Section  5.  Inspection of Records............................  16
    Section  6.  Annual Report to Shareholders....................  16

ARTICLE IX - Miscellaneous........................................  16

    Section  1.  Checks, Drafts, Etc..............................  16
    Section  2.  Contracts, Etc. - How Executed...................  16
    Section  3.  Certificates of Stock............................  17
    Section  4.  Lost Certificates................................  17
    Section  5.  Representation of Shares of
                 Other Corporations...............................  17
    Section  6.  Construction and Definitions.....................  17
    Section  7.  Indemnification of Corporate
                 Agents; Purchase of Liability
                 Insurance........................................  18

ARTICLE X - Amendments............................................  18

    Section  1.  Amendments.......................................  18


                                    BYLAWS

                                      OF

                      AMERICAN SHARED HOSPITAL SERVICES
                          (a California corporation)

                                  ARTICLE I

                                APPLICABILITY

        Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.

                                  ARTICLE II

                                   OFFICES

        Section 1. Principal Offices. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.

        Section 2. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.

                                 ARTICLE III

                           MEETINGS OF SHAREHOLDERS

        Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

        Section 2. Annual Meetings. An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.

        Section 3. Special Meetings. (a) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board and the President or by the shareholders upon the request of the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

        (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than 35 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this article to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

        (c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

        Section 4. Notice of Annual, Special or Adjourned Meetings. (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

        (b) Any proper matter may be presented at an annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (2) an amendment of the articles of incorporation under Section 902 of that code, (3) a reorganization of the corporation, under Section 1201 of that code, (4) a voluntary dissolution of the corporation under Section 1900 of that code, or (5) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of that code may be taken only if the notice of the meeting states the general nature of the matter to be approved.

        (c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

        (d) Notice of any meeting of the shareholders shall be given personally, by first class mail, or by telegraph or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.

        (e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

        Section 5. Record Date. (a) The Board of Directors may fix a time in the future as a record date for determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to give written consent to any corporate action without a meeting, (3) entitled to receive payment of any dividend or other distribution or allotment of any rights or (4) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

        (b)  In the event no record date is fixed:

             (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

             (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

             (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

        (c) Only shareholders of record on the close of business on the record date are entitled to notice and to vote, to give written consent or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

        (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

        Section 6. Quorum. (a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat.

        (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

        Section 8. Validation of Actions Taken at Defectively Called, Noticed or Held Meetings. (a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of the State of California. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        (b) Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of the State of California to be included in the notice but not so included, if such objection is expressly made at the meeting.

        Section 9. Voting for Election of Directors. (a) Except as provided in subdivision (c) of this section, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

        (b) Every shareholder complying with subdivision (c) of this section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

        (c) No shareholder shall be entitled to cumulate his votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidate's or candidates' names for which he desires to cumulate his votes have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

        (d) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

        (e) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

        Section 10. Proxies. (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

        (b) Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this section, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by written notice of death of the person executing the proxy, delivered to the Corporation, (3) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (4) as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

        (c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code of the State of California.

        Section 11. Inspectors of Election. (a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

        (b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in subdivisions (b) and (c) of Section 707 of the Corporations Code of the State of California.

        Section 12.  Action by Written Consent.  (a) Subject to subdivisions
(b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

        (b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

        (c) Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in subdivision (d) of Section 4 of this Article
III. In the case of approval of (1) contracts or transactions in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (2) indemnification of agents of the corporation, under Section 317 of that code, (3) a reorganization of the corporation, under Section 1201 of that code, or (4) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, under Section 2007 of that code, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

        (d) Any shareholder giving a written consent, or his proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

                                  ARTICLE IV

                                  DIRECTORS

        Section 1. Number of Directors. (a) The authorized number of directors shall depend upon the number of shareholders. If there is only one shareholder, then there will only be one director. Whenever there is more than one shareholder, then there will be no less than seven nor more than thirteen directors. The exact number of directors shall be fixed from time to time, within the limits specified in this subdivision, by an amendment of subdivision
(b) of this section adopted by the Board of Directors.

        (b) The exact number of directors shall be one (1) until changed as provided in subdivision (a) of this section. Notwithstanding the preceding sentence, at all times while there is one (1) shareholder of the corporation, said shareholder, may without amending these bylaws determine that there shall be seven (7) directors. Said shareholder may elect the aforementioned seven
(7) directors by noticing a meeting of the shareholders of the corporation.

        (c) The maximum or minimum authorized number of directors may only be changed by an amendment of this section approved by the vote or written consent of a majority of the an amendment reducing the minimum number to a number less than 5 shall not be adopted if the votes cast against its adoption at a meeting (or the shares not consenting in the case of action by written consent) exceed 16-2/3% of such outstanding shares; and provided, further, that in no case shall the stated maximum authorized number of directors exceed two times the stated minimum number of authorized directors minus one.

        Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.

        Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected, and qualified.

        Section 4. Vacancies. (a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

        (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

        (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

        Section 5. Removal. (a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

        (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if whenever the votes cast against his removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.

        (c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

        Section 6. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Section 7. Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

                                  ARTICLE V

                     COMMITTEES OF THE BOARD OF DIRECTORS

        Section 1. Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

        Section 2. Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

        (a) The approval of any action for which the General Corporation Law of the State of California also requires any action by the shareholders;

        (b)  The filling of vacancies on the Board or in any committee thereof;

        (c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

        (d) The amendment or repeal of these Bylaws or the adoption of new bylaws;

        (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

        (f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

        (g) The designation of other committees of the Board or the appointment of members or alternate members thereof.


                                  ARTICLE VI

                      MEETINGS OF THE BOARD OF DIRECTORS
                            AND COMMITTEES THEREOF

        Section 1. Place and Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

        Section 2. Organization Meeting. Immediately following each annual meeting of the shareholders the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

        Section 3. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

        Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

        Section 5. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid, addressed to each director at that director's address as shown on the records of the Corporation. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. Notice of any special meeting of the Board of Directors need not specify the purpose thereof.

        Section 6. Waivers, Consents and Approvals. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 7. Quorum: Action at Meetings; Telephone Meetings. (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

        (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

        Section 8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

        Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

        Section 10. Meetings of and Action by Committees. The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

                                 ARTICLE VII

                                   OFFICERS

        Section 1. Officers. The Corporation shall have as officers, a President, a Secretary and a Chief Financial Officer. The Treasurer is the chief financial officer of the Corporation unless the Board of Directors has by resolution designated a vice president or other officer to be the chief financial officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

        Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.

        Section 3. Subordinate Officers, Etc. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

        Section 4. Removal and Resignation. (a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

        (b) Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any vice president or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

        Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

        Section 6. Chairman of the Board. If there is a Chairman of the Booard, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board or prescribed by these Bylaws and, if there is no President, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article.

        Section 7. President. Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

        Section 8. Vice President. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

        Section 9. Secretary. (a) The Secretary shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the Corporation.

        (b) The Secretary, an assistant secretary, or, if they are absent or unable to act, any other officer shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or any committee of the Board of Directors.

        Section 10. Chief Financial Officer. (a) The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.

        (b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

                                 ARTICLE VIII

                             RECORDS AND REPORTS

        Section 1. Minute Book. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for actions without a meeting.

        Section 2. Share Register. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

        Section 3. Books and Records of Account. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

        Section 4. Bylaws. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the bylaws as amended to date.

        Section 5. Inspection of Records. The shareholders and directors of the Corporation shall have all of the rights to inspect the books and records of the Corporation that are specified in Section 213 and 1600 through 1602 of the Corporations Code of the State of California.

        Section 6. Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year of the Corporation. Such report shall comply with the provisions of Section 1501 of the Corporations Code of the State of California and shall be sent in the manner specified in Section 4(d) of Article III at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year.

                                  ARTICLE IX

                                MISCELLANEOUS

        Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

        Section 2. Contracts, Etc. - How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

        Section 3. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when the shares are fully paid or the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall conspicuously state the amount of the consideration to be paid for them and the amount already paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a vice president and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

        Section 4. Lost Certificates. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time.
The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

        Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the

Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

        Section 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code of the State of California shall govern the construction of these Bylaws.

        Section 7. Indemnification of Corporate Agents; Purchase of Liability Insurance. (a) The Corporation shall, to the maximum extent permitted by the General Corporation Law of the State of California, and as the same may from time to time be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7, an "agent" of the Corporation includes any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this subdivision (a).

        (b) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 7.

                                  ARTICLE X

                                  AMENDMENTS

        Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.

                            SECRETARY'S CERTIFICATE

        I, Willie R. Barnes, do hereby certify that:

        1. I am, and have been, at all times herein mentioned, the duly elected and acting Secretary of American Shared Hospital Services, a California corporation (the "Company").

        2. On April 17, 1984, the sole shareholder of the Company adopted the following resolution, approving an amendment to Section 1 of Article IV of the Bylaws of the Company by written consent in accordance with California law:

                BE IT RESOLVED that, subsections (a) and (b) of Section 1 of
    Article IV of the Bylaws of this Corporation, which presently read:

                "Section 1. Number of Directors. (a) The authorized number of directors shall be not less than seven nor more than thirteen. The exact number of directors shall be fixed from time to time within the limits specified in this subsection, by an amendment of subsection (b) of this section adopted by the Board of Directors.

                (b) The exact number of directors shall be seven until changed as provided in subsection (a) of this section."

be, and they hereby are, amended to read:

                "Section 1. Number of Directors. (a) The authorized number of directors shall be not less than six nor more than eleven. The exact number of directors shall be fixed from time to time within the limits specified in this subsection, by an amendment of subsection (b) of this section adopted by the Board of Directors.

                (b) The exact number of directors shall be six until changed as provided in subsection (a) of this section."

        3. The total number of outstanding shares of the Company entitled to consent to the approval of the amendment to the Bylaws was 1,161,481 shares. The number of shares consenting to the approval was 1,161,481 shares, which constitutes 100% of the issued and outstanding shares of the Company. Therefore, the shareholders of the Company have duly approved the amendment to the Bylaws as set forth above in accordance with the provisions of California law.

        The foregoing resolutions are presently in full force and effect and have not been rescinded or revoked as of the date hereof.

        IN WITNESS WHEREOF, I have hereupon subscribed my name, and set the seal of the Company this 17 day of April, 1984.


                                              /s/  WILLIE R. BARNES
                                           ----------------------------------
                                              Willie R. Barnes, Secretary


[SEAL]

                     RESOLUTION OF THE BOARD OF DIRECTORS


        WHEREAS Section 1(a) of Article IV provides that the authorized number of Directors shall be no less than seven nor more than thirteen, with the exact number of Directors being fixed from time to time within these limits by an amendment to subdivision (b) of Section 1 of Article IV;

        WHEREAS subdivision (b) of Section 1 of Article IV provides that the exact number of Directors shall be six until changed by an amendment to this subdivision; and

        WHEREAS the Board desires to amend subdivision (b) of Section 1 of
Article IV to specify that the exact number of Directors shall be seven

        RESOLVED THEREFORE that subdivision (b) of Section 1 of Article IV shall be amended to read as follows:

                "(b) The exact number of Directors shall be seven until changed as provided in subdivision (a) of this Section."

        I certify that the foregoing Resolution was adopted by the Board of Directors of American Shared Hospital Services on January 31, 1986.



                                         /s/ WILLIE R. BARNES
                                         --------------------------------
                                         Willie R. Barnes
                                         Secretary

                           CERTIFICATE OF AMENDMENT

                                 TO BYLAWS OF

                      AMERICAN SHARED HOSPITAL SERVICES


        The undersigned, being the Secretary of American Shared Hospital Services, a California corporation, hereby certifies that the Bylaws of this corporation were amended, effective March 23, 1988, by the Board of Directors to delete Article IX, Section 7 and to add the following new Article IX, Sections 7, 8, 9, 10, 11, and 12, which provide in their entirety as follows:

                                  ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                              AND OTHER AGENTS.

        Section 7. Mandatory Indemnification of Directors. The corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code ("Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article IX, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        Section 8. Permissive Indemnification. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its officers, employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlemenets, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article IX, an "employee" or "agent" of the corporation (other than a director, includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation, as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was an employee or agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        Section 9. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 7 or for which indemnification is permitted pursuant to Section 8 following authorization thereof by the Board of Directors, in the case of directors shall and in the case of other agents of the corporation entitled to indemnification may, be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article IX.

        Section 10. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

        Section 11. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

        Section 12. CONFLICTS. No indemnification or advance shall be made under this Article IX, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders of an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Dated: June 3, 1988.


                                       /s/ WILLIE R. BARNES
                                  ----------------------------
                                       Willie R. Barnes,
                                            Secretary

                      CERTIFICATE OF AMENDMENT TO BYLAWS
                                      OF
                      AMERICAN SHARED HOSPITAL SERVICES

        The undersigned, being the Secretary of American Shared Hospital Services, a California corporation, hereby certifies that the Bylaws of this Corporation were amended, effective October 26, 1988, by the Board of Directors to amend Article IV, Section 1(b) to read as follows:

                "(b) The exact number of directors shall be nine (9) until changed as provided in Subdivision (a) of this Section."

Dated: October 26, 1988


                                        /s/  WILLIE R. BARNES
                                        -------------------------------------
                                        Willie R. Barnes,
                                        Secretary

                      CERTIFICATE OF AMENDMENT TO BYLAWS
                                      OF
                      AMERICAN SHARED HOSPITAL SERVICES

        The undersigned, being the Secretary of American Shared Hospital Services, a California corporation, hereby certifies that the Bylaws of this Corporation were amended, effective August 15, 1995 by the Board of Directors to amend Article IV, Section 1(b) to read as follows:

                "(b) The exact number of directors shall be six (6) until changed as provided in Subdivision (a) of this Section."

Dated: October 19, 1995




                                        /s/  WILLIE R. BARNES
                                        -------------------------------------
                                        Willie R. Barnes,
                                        Secretary

                      CERTIFICATE OF AMENDMENT TO BYLAWS
                                      OF
                      AMERICAN SHARED HOSPITAL SERVICES

        The undersigned, being the Secretary of American Shared Hospital Services, a California corporation, hereby certifies that the Bylaws of this Corporation were amended, effective October 6, 1995 by the Board of Directors to amend Article IV, Section 1(b) to read as follows:

                "(b) The exact number of directors shall be seven (7) until changed as provided in Subdivision (a) of this Section."

Dated: October 19, 1995




                                        /s/  WILLIE R. BARNES
                                        -------------------------------------
                                        Willie R. Barnes,
                                        Secretary